SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 18, 1999

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                               COYOTE SPORTS, INC.
             (Exact name of registrant as specified in its charter)


             Nevada                      333-29077                88-0326730
(State or other jurisdiction of  (Commission file number)      (I.R.S. employer
 incorporation or organization)                              identification no.)


         2291 Arapahoe Avenue,
           Boulder, Colorado                                   80302
(Address of principal executive offices)                    (Zip code)


       Registrant's telephone number, including area code: (303) 818-4626

Item 5.  Other Events.

         On January 18, 1999, Coyote Sports, Inc. (the "Company") and Royal Precision, Inc. ("RP") announced that their respective Boards of Directors unanimously approved a letter of intent, dated January 18, 1999, pursuant to which RP will combine with the Company.

         Under the terms of the transaction, RP shareholders would receive one share of a new class of 6% Convertible Preferred Stock of the Company for each share of RP common stock they own. The 6% Convertible Preferred Stock would have a 6% cumulative annual dividend, payable quarterly, a redemption price of $6.00 per share, and would be convertible into common stock of the Company representing, in the aggregate, 50% of the Company's common stock outstanding on the closing date of the transaction, after giving effect to such conversion.

         Completion of the transaction is subject to the completion of the parties' respective due diligence, the negotiation and execution of a definitive agreement, required approvals of shareholders of both companies, the expiration of any applicable waiting periods under the antitrust laws, registration of the shares of the Company's preferred stock issuable in the transaction under the securities laws, and other customary closing conditions. The transaction is anticipated to close in the second quarter of 1999.

         A copy of the letter of intent is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of the text of the joint press release issued by the parties on January 18, 1999 is attached as Exhibit 99.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

         Certain statements contained herein constitute "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company, including with respect to the proposed combination, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: achieving sales levels to fulfill revenue expectations; the absence of presently unexpected costs or charges, certain of which may be outside the control of the Company; uncertainties involved in integrating the operations of the Company and RP; general economic and business conditions; and industry competition. Additional factors are detailed in the Company's public filings with the Securities and Exchange Commission. The Company disclaims any responsibility to update any forward-looking statement provided herein.

Item 7.       Exhibits.

(c)   Exhibits

      Exhibit No.                             Description
      -----------                             -----------

          99.1 Letter of Intent dated January 18, 1999 between the Company and Royal Precision, Inc.

          99.2 Joint press release issued by the Company and Royal Precision, Inc. dated January 18, 1999.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Coyote Sports, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 26, 1999                   COYOTE SPORTS, INC.


                                         By: /s/ John P. McNeill
                                             -------------------
                                         John P. McNeill
                                         Chief  Financial Officer and Treasurer


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